Exhibit 99.1

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS OUTLINES DATA PRESENTATIONS

AT AMERICAN COLLEGE OF GASTROENTEROLOGY 2013

ANNUAL SCIENTIFIC MEETING

RALEIGH, NC, October 11, 2013—Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that presentations related to the investigation of three of the Company’s products are scheduled to take place during the American College of Gastroenterology (ACG) 2013 Annual Scientific Meeting. ACG 2013 is being held in San Diego, CA October 11-16.

Budesonide Foam Presentation

Poster #P441: Sandborn et al. “Budesonide Foam for Inducing Remission in Active Mild to Moderate Ulcerative Proctitis or Ulcerative Proctosigmoiditis: Results of Two Randomized, Placebo-Controlled Trials”

Methylnaltrexone Bromide Presentation

Poster #P495: Webster et al. “All-Cause Mortality in Placebo-Controlled Clinical Trials of Methylnaltrexone: A Pooled Analysis”

Balsalazide Disodium Presentations

Poster #1044: Scherl et al. “Effectiveness of a New Tablet Formulation for Twice Daily Balsalazide Disodium in Males versus Females with Mildly to Moderately Active Ulcerative Colitis”

Poster #1045: Scherl et al. “Long-Term Safety and Tolerability of Twice-Daily Balsalazide Disodium Tablets in Patients with Ulcerative Colitis”

About RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection

Indication for RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection

RELISTOR is indicated for the treatment of opioid-induced constipation (OIC) in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. Use of RELISTOR beyond four months has not been studied.

Important Safety Information about RELISTOR

RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction.

Cases of gastrointestinal (GI) perforation have been reported in adult patients with opioid-induced constipation and advanced illness with conditions that may be associated with localized or diffuse reduction of structural integrity in the wall of the GI tract (i.e., cancer, peptic ulcer, Ogilvie’s syndrome). Perforations have involved varying regions of the GI tract (e.g., stomach, duodenum, or colon). Use RELISTOR with caution in patients with known or suspected lesions of the GI tract. Advise patients to discontinue therapy with RELISTOR and promptly notify their physician if they develop severe, persistent, or worsening abdominal symptoms.

If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their physician.

Use of RELISTOR beyond four months has not been studied.

Safety and efficacy of RELISTOR have not been established in pediatric patients.

The most common adverse reactions reported with RELISTOR compared with placebo in clinical trials were abdominal pain (28.5%), flatulence (13.3%), nausea (11.5%), dizziness (7.3%), diarrhea (5.5%), and hyperhidrosis (6.7%).

Please see complete Prescribing Information for RELISTOR.

About GIAZO™ (balsalazide disodium) tablets

Indication for GIAZO™ (balsalazide disodium) tablets

GIAZO is indicated for the treatment of mildly to moderately active ulcerative colitis (OIC) in male patients 18 years and older. Effectiveness in female patients was not demonstrated in clinical trials. Safety and effectiveness of GIAZO beyond 8 weeks have not been established.

Important Safety Information for GIAZO™ (balsalazide disodium) tablets

GIAZO™ (balsalazide disodium) tablets are contraindicated in patients with hypersensitivity to salicylates, aminosalicylates, or their metabolites or to any of the components of GIAZO tablets.

Balsalazide is converted to mesalamine, which has been associated with an acute intolerance syndrome that may be difficult to distinguish from an exacerbation of ulcerative colitis. Symptoms include cramping, acute abdominal pain and bloody diarrhea, sometimes fever, headache, and rash. Observe patients closely for worsening of their ulcerative colitis symptoms while on treatment. If acute intolerance syndrome is suspected, promptly discontinue treatment with GIAZO.

It is recommended that patients have an evaluation of renal function prior to initiation of GIAZO therapy and periodically while on therapy. Exercise caution when using GIAZO in patients with known renal dysfunction or a history of renal disease.

There have been reports of hepatic failure in patients with pre-existing liver disease who have been administered mesalamine. Because balsalazide is converted to mesalamine, use caution and consider liver function testing when administering GIAZO to patients with liver disease.

Effectiveness of GIAZO in female patients was not demonstrated in clinical trials. Safety and effectiveness of GIAZO beyond 8 weeks have not been established.

Advise patients who need to control sodium intake that the recommended dosing of GIAZO (6.6 g/day) provides about 756 mg of sodium per day.

The most common adverse reactions occurring in at least 2% of male patients and at a rate greater than placebo in the clinical study were anemia, diarrhea, pharyngolaryngeal pain, urinary tract infection, arthralgia, insomnia and musculoskeletal pain.

Please see complete Prescribing Information for GIAZO.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products and medical devices for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets XIFAXAN® (rifaximin) tablets 200 mg and 550 mg, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO® (mesalamine) extended-release capsules 0.375 g, GIAZO™ (balsalazide disodium) tablets, COLAZAL® (balsalazide disodium) Capsules, METOZOLV® ODT (metoclopramide HCl), RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection, FULYZAQ™ (crofelemer) delayed-release tablets, SOLESTA®, DEFLUX®, PEPCID® (famotidine) for Oral Suspension, DIURIL® (Chlorothiazide) Oral Suspension, AZASAN® (Azathioprine) Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Budesonide foam, RELISTOR® , LUMACAN™ and rifaximin for additional indications are under development.

For full prescribing information and important safety information on Salix products, including BOXED WARNINGS for OSMOPREP, AZASAN and METOZOLV, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Facebook page and web site is not incorporated in our SEC filings.

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Please Note: The materials provided herein that are not historical facts are or might constitute forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations might not be attained. Forward-looking statements involve known and unknown risks that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ materially from our expectations expressed in the report include, among others: the high cost and uncertainty of the research, clinical trials and other development activities involving pharmaceutical products; the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational New Drug Applications; the uncertainty of market acceptance of our products; intense competition, including from generics in an increasingly global market; the possible impairment of, or inability to obtain intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global market; general economic conditions; our need to maintain profitability; the uncertainty of obtaining, and our dependence on, third parties to manufacture and sell our products; results of ongoing and any future litigation and investigations and other risk factors detailed from time to time in our other SEC filings.